UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

BRC Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elimination of Position of Chief Technology and Operations Officer

On June 23, 2025, BRC Inc. (the “Company”) eliminated the position of Chief Technology and Operations Officer, effective upon the departure of the current Chief Technology and Operations Officer, Christopher Clark, from the Company. His last day of employment with the Company will be July 4, 2025 (the “Separation Date”). Following the Separation Date, Mr. Clark plans to pursue other opportunities.

Mr. Clark will be entitled to receive severance payments pursuant to the terms of the Executive Severance and Restrictive Covenant Agreement that he previously entered into with the Company, which provides for, among other things:  (i) payments equal to twelve (12) months of his base cash salary from the Separation Date; and (ii) payment of the COBRA premiums for continued health coverage for a period of twelve (12) months. Further, the Company is accelerating the vesting of certain restricted stock unit grants, in a gross amount of one hundred thousand restricted stock units as of the Separation Date. Mr. Clark’s aforementioned salary continuation shall cease immediately upon Mr. Clark’s commencement of new employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025	BRC INC.

	By:	/s/ Andrew McCormick
Andrew McCormick
General Counsel and Corporate Secretary